                                   (COMMUNITY SAVINGS BANKSHARES, INC LOGO)            STOCK CENTER
                                                                                      9600 N. Alt. A1A
                                       (Proposed Holding Company for           Palm Beach Gardens, FL 33410
                                         Community Savings, F. A.)                    P.O. BOX 30729
                                                                               Palm Beach Gardens, FL 33420
                                                                              (561) 626-9778 (888) 642-0084

ORDER FORM & CERTIFICATION FORM Note: Please read the Order Form Guide and Instructions included in the packet of information before completion.
--------------------------------------------------------------------------------
DEADLINE: The Subscription Offering expires at 12:00 Noon, Eastern time,
         , 1998. Your Order Form and Certification Form, properly executed and with the correct payment, must be received at the Stock Center by this deadline, or it will be considered void. No photocopied or faxed Order Forms will be accepted.
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NUMBER OF SHARES/AMOUNT OF PAYMENT
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
(1) NUMBER OF SHARES OF COMMUNITY SAVINGS (2) Number of Shares to purchase         Price Per Share         (3) Total Amount Due
    BANKSHARES, INC. CURRENTLY OWNED
                                                                                   X      $10.00   =                 $
                                                     (minimum 25)
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

The minimum number of shares for which you may subscribe is 25. For persons who do not currently own shares of Community Savings Bankshares, Inc., the maximum purchase limitations generally are as follows: (i) the maximum number of shares that any Eligible Account Holder, Supplemental Eligible Account Holder, Other Member, or director, officer, or employee may purchase in the Subscription Offering is 100,000 shares ($1,000,000 worth), (ii) the maximum number of shares that any person may purchase in the Community Offering or Eligible Public Shareholders Offering is 100,000 shares ($1,000,000 worth), and (iii) the maximum number of aggregate shares that any person together with associates of and persons acting in concert with such person, when combined with Exchange Shares to be received by such person, together with associates of and persons acting in concert with such person, is 3% of the total shares issued in the Conversion.
--------------------------------------------------------------------------------

METHOD OF PAYMENT                                                       PURCHASER INFORMATION
(4)[ ] Enclosed is a check, bank draft, or money order made payable     (6)[ ] Check here if you were a depositor with at least
       to COMMUNITY SAVINGS BANKSHARES, INC. for $ -------------.             $50.00 on deposit at the Eligibility Record Date
                                                                              (June 30, 1997) and/or the Supplemental Eligibility
(5)[ ] I authorize Community Savings Bankshares, Inc. to make the             Record Date (September 30, 1998) and/or a depositor
       withdrawals from my Community Savings, F. A. account(s) shown          or borrower on the Voting Record Date (      ,
       below, and understand that the amounts will not otherwise be           1998). List all the names on the account(s) and all
       available for withdrawal:                                              the account number(s) of those accounts you had at
                                                                              these dates to ensure proper identification of your
ACCOUNT NUMBER(S)                                  AMOUNT(S)                  purchase rights. Confirm account(s) by initialing
-------------------------------------------------------------------           here.-------------------------------------------------
                                           $                           ACCOUNT TITLE (NAMES ON ACCOUNTS)          ACCOUNT NUMBER
-------------------------------------------------------------------     ------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------

-------------------------------------------------------------------     ------------------------------------------------------------
                       Total Withdrawal     $
-------------------------------------------------------------------     ------------------------------------------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWALS USED FOR THIS PAYMENT.           [ ] Check here if you are a DIRECTOR, OFFICER or EMPLOYEE
TO WITHDRAW FROM AN ACCOUNT WITH CHECKING PRIVILEGES, PLEASE WRITE             of Community Savings, F. A. or a member of such
A CHECK.                                                                       person's immediate family.
                                                                           [ ] Check here if you are a shareholder of Community
                                                                               Savings Bankshares, Inc. as of ---------------, 1998.
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

(7) STOCK REGISTRATION      Form of stock ownership        ADDING THE NAME(S) OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR
                                                           QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING NULL AND VOID.
                            [ ] Individual                 [ ] Uniform Transfer to Minors       [ ] Partnership
                            [ ] Joint Tenants (WROS)       [ ] Uniform Gift to Minors           [ ] Individual Retirement Account
                            [ ] Tenants in Common          [ ] Corporation                      [ ] Fiduciary/Trust (Under Agreement
                                                                                                    Dated -------------)

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(8) Name                                                           Social Security or Tax I.D.
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    Name                                                           Daytime Telephone
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    Street Address                                                 Evening Telephone
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    City                    State            Zip Code              County of Residence
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


(9)[ ] NASD AFFILIATION (This section applies to those individuals who meet the delineated      (10)[ ] ASSOCIATE--ACTING IN CONCERT
       criteria) Check here if you are a member of the National Association of Securities               Check here, and complete the
       Dealers, Inc. ("NASD"),a person associated with an NASD member, a member of the                  reverse side of this form,
       immediate family of any such person to whose support such person contributes, directly           if you or any associates (as
       or indirectly, or the holder of an account in which an NASD member or person associated          defined on the reverse side
       with an NASD member has a beneficial interest. To comply with conditions under which             of this form) or persons
       an exemption from the NASD's Interpretation With Respect to Free Riding and Withholding          acting in concert with you
       is available, you agree, if you have checked the NASD affiliation box, (i) not to sell,          have submitted other orders
       transfer or hypothecate the stock for a period of 90 days following the issuance, and            for shares in the offerings.
       (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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

ACKNOWLEDGEMENT By signing below, I acknowledge receipt of the Prospectus dated
         , 1998 and the provisions therein and understand that I may not change or revoke my order once it is received by Community Savings Bankshares, Inc. I ALSO CERTIFY THAT THIS STOCK ORDER IS FOR MY ACCOUNT ONLY AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING ANY FURTHER SALE OR TRANSFER OF THESE SHARES. FEDERAL REGULATIONS PROHIBIT ANY PERSONS FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER PERSON. COMMUNITY SAVINGS F. A. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY IT TO INVOLVE SUCH TRANSFER.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number and the information provided on this Order Form given above is true, correct and complete and that I am purchasing for solely my own account and that there is no agreement or understanding regarding the sale or transfer of shares ordered hereby or my rights to subscribe for such shares; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

                                                                ------------------------------------------------------------
(11) SIGNATURE Sign and date the form. When purchasing as a     SIGNATURE                    Title (if applicable)    Date
custodian, corporate officer, etc., include your full title.
An additional signature is required only when payment is by
withdrawal from an account that requires more than one
signature to withdraw funds.                                    ------------------------------------------------------------
                                                                SIGNATURE                    Title (if applicable)    Date
(12) CERTIFICATION FORM ON REVERSE SIDE. All parties
registered in section (8) above must read, date, and sign
The Certification Form on the reverse side of this Order
Form.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS
OF THE PROSPECTUS AND IS SUBJECT TO THE PROVISIONS OF THE
PLAN OF CONVERSION. THIS ORDER IS NOT VALID IF NOT SIGNED.
If you need help completing this Form, you may call the
Stock Center at (561) 626-9778 or toll free (888) 642-0084.     ------------------------------------------------------------
                                                                THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
                                                                ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
                                                                INSURANCE CORPORATION, SAVINGS ASSOCIATION INSURANCE FUND OR
                                                                ANY OTHER CORPORATION, FUND OR GOVERNMENT AGENCY.

----------------------------------------------------------------------------------------------------------------------------
FOR OFFICE USE ONLY
Date Rec'd --/--/--  Order #-------------  Batch------  Check #------------  Category------  Amount $---------  Initials----
----------------------------------------------------------------------------------------------------------------------------
                 BE SURE TO COMPLETE AND SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE. ---------------


                   (Community Savings Bancshares, Inc. Logo)

ITEM (6) -- (PURCHASER INFORMATION CONTINUED)

-------------------------------------------------------------  -------------------------------------------------------------
 ACCOUNT TITLE (NAMES ON ACCOUNT)        ACCOUNT NUMBER         ACCOUNT TITLE (NAMES ON ACCOUNT)        ACCOUNT NUMBER
-------------------------------------------------------------  -------------------------------------------------------------
-------------------------------------------------------------  -------------------------------------------------------------
-------------------------------------------------------------  -------------------------------------------------------------
-------------------------------------------------------------  -------------------------------------------------------------
-------------------------------------------------------------  -------------------------------------------------------------

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                                                               The term "associate," when used to indicate a relationship with any person, is defined to mean (i) a corporation or
ITEM (10) -- (ASSOCIATES -- ACTING IN CONCERT CONTINUED)       organization (other than Community Savings Bankshares, Inc.
List below all other orders submitted by you or your           (the "Company"), Community Savings, F.A. (the "Association"),
Associates (as defined) or by persons acting in concert with   Community Savings Bankshares, Inc. (the "Mid-Tier Holding
you.                                                           Company") and ComFed, M.H.C. (the "MHC") of which such person
-------------------------------------------------------------  is a director, officer, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which
           Name(s) of Associate(s)            Amount Ordered   such person has a substantial beneficial interest or as to
-------------------------------------------------------------  which such person serves as trustee or in a similar capacity,
-------------------------------------------------------------  provided, however, that such term shall not include any tax
-------------------------------------------------------------  qualified employee stock benefit plan of the Company or the
-------------------------------------------------------------  Association in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary
                                                               capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Association, the Company, the MHC, or the Mid-Tier Holding Company or any
                                                               of the subsidiaries of the foregoing.

                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                        Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE (THE "COMMON STOCK") OF COMMUNITY SAVINGS BANKSHARES, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR COMMUNITY SAVINGS, F. A. (THE "ASSOCIATION"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COMPANY, THE ASSOCIATION, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Southeast Regional Director, John Ryan, at (404) 888-0771.

I further certify that, before purchasing shares of Common Stock of the Company,
I received a copy of the Prospectus dated              , 1998 which discloses
                                          -------------
the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 25 of the Prospectus:

 1.  Potential Low Return on Equity Following the
     Conversion; Uncertainty as to Future Growth
     Opportunities.......................................... (Page XX)
 2.  Price of Common Stock Following the Conversion......... (Page XX)
 3.  Possible Dilution to Public Shareholders as a Result of
     Purchase Limitations................................... (Page XX)
 4.  Intent to Remain Independent; Unsuitability as a
     Short-Term Investment.................................. (Page XX)
 5.  Potential Effects of Changes in Interest Rates and the
     Current Interest Rate Environment...................... (Page XX)
 6.  Risks Related to Commercial Real Estate Loans,
     Multi-Family Residential Real Estate Loans,
     Construction and Land Loans............................ (Page XX)
 7.  Strong Competition within the Association's Market
     Area................................................... (Page XX)
 8.  Geographic Concentration of Loans...................... (Page XX)
 9.  Certain Anti-Takeover Provisions....................... (Page XX)
10.  Regulatory Oversight and Legislation................... (Page XX)
11.  Possible Increase in Number of Shares Issued in the
     Conversion............................................. (Page XX)
12.  Possible Dilutive Effect of Issuance of Additional
     Shares................................................. (Page XX)
13.  Increased Compensation Expense after the Conversion.... (Page XX)
14.  Possible Adverse Income Tax Consequences............... (Page XX)
15.  Year 2000 Compliance................................... (Page XX)
16.  Irrevocability of Orders; Potential Delay in Completion
     of Offerings........................................... (Page XX)

------------------------------------------------------------  ------------------------------------------------------------
 Signature                                 Date               Signature                                 Date
------------------------------------------------------------  ------------------------------------------------------------
------------------------------------------------------------  ------------------------------------------------------------
 Name (please print)                                          Name (please print)
------------------------------------------------------------  ------------------------------------------------------------
      (NOTE: ALL PARTIES NAMED AS REGISTERED OWNERS IN ITEM 8 ON THE REVERSE SIDE MUST SIGN THE CERTIFICATION FORM)

                     COMMUNITY SAVINGS BANKSHARES, INC. LOGO
               9600 N. Alternate A1A, Palm Beach Gardens, FL 33410
                  P.O. Box 30729, Plam Beach Gardens, FL 33420
                   (561) 626-9778, or toll-free (888) 642-0084

                        ORDER FORM INSTRUCTIONS AND GUIDE
--------------------------------------------------------------------------------
ORDER FORM INSTRUCTIONS
--------------------------------------------------------------------------------

ITEM 1 - Fill in the number of shares of Community Savings Bankshares, Inc. currently owned.

ITEM 2 AND 3 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. For persons who do not currently own shares of Community Savings Bankshares, Inc., the maximum purchase limitations generally are as follows: (i) the maximum number of shares that any person (or persons on a single account) may purchase in the Subscription Offering is 100,000 shares; and (ii) the maximum number of shares that any person may purchase in each of the Community Offering or the Eligible Public Shareholders Offering is 100,000 shares; and
(iii) the maximum number of aggregate shares that may be purchased in the Offerings by any person together with associates of and persons acting in concert with such person, when combined with Exchange Shares to be received by such person, together with associates of and persons acting in concert with such person, is 3% of the total shares issued in the Conversion. For a more detailed explanation of stock purchase limitations, please refer to "The Conversion - Limitations on Conversion Purchases in the Prospectus."

Community Savings, F. A. has reserved the right to reject any order received in the Public Offering, in whole or in part.

ITEM 4 - Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order payable to Community Savings Bankshares, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form, and payment in person to an office of Community Savings, F. A. Your funds will earn interest until the stock is issued at Community Savings, F. A.'s passbook rate.

ITEM 5 - To pay by withdrawal from a savings account or certificate of Community Savings, F. A., insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes and will continue to earn interest at the account rate until then. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 6 - Please check this box if you were a depositor with at least $50.00 on deposit on the Eligibility Record Date (June 30, 1997) and/or the Supplemental Eligibility Record Date (September 30, 1998) and/or a depositor or borrower on the Voting Record Date (_________, 1998) and list all the names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

ITEMS 7 AND 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Community Savings Bankshares, Inc. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership as your account relationship is established. If you, as a qualified member, include a non-qualified member or a member in a lower priority category on your stock order, your priority will be lowered or eliminated.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "Name" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Ownership Guide on the back of this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

ITEMS 9 AND 10 - See instructions on the form.

ITEM 11 - Be sure all required persons sign the front of  the Order Form.

ITEM 12 - Be sure all parties registered in Item 8 of the Order Form read, date, and sign the Certification Form on the reverse side of the Order Form.

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OWNERSHIP GUIDE
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INDIVIDUAL

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS

Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT

Individual retirement account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Community Savings, F. A. has arranged to use their in house (MORE TO COME HERE). Please contact the Stock Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred by properly executed transactions.

UNIFORM GIFT TO MINORS/UNIFORM TRANSFER TO MINORS

For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "Name" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "Name" line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D number. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Center to verify depositor rights and purchase limitations.

FIDUCIARY/TRUST

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

One the second "Name" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.